CALCULATION OF REGISTRATION FEE

	Maximum Aggregate	Amount of Registration
Title of Each Class of Securities Offered	Offering Price	Fee
Worst of RevCons due 2014	$6,200,000	$845.68

August 2013 Pricing Supplement No. 1,012 Registration Statement No. 333-178081 Dated August 21, 2013 Filed pursuant to Rule 424(b)(2)
STRUCTURED INVESTMENTS
Opportunities in International Equities

Worst of RevConsSM due September 12, 2014
Payments on the RevCons Based on the Worst Performing of the IBEX 35® Index and the FTSE MIB Index
Principal at Risk Securities

The securities are unsecured obligations of Morgan Stanley and have the terms described in the accompanying prospectus supplement and prospectus, as supplemented or modified by this document.  The securities do not guarantee the repayment of principal, and will pay a fixed coupon at maturity at an annual rate of 8.42%.  In addition, at maturity, either (i) the securities will pay an amount of cash equal to the stated principal amount of the securities or (ii) if the intraday index value of either underlying index declines to or below its respective downside threshold level at any time on any index business day after the pricing date and the index closing value of either underlying index on the determination date is less than its respective initial index value, investors will be exposed to the decline in the worst performing underlying index on a 1 to 1 basis and will receive a payment at maturity that is less, and possibly significantly less, than the stated principal amount of the securities and could be zero.  The intraday index value is, with respect to each underlying index, at any time on any index business day on which there is no market disruption event with respect to such underlying index, the published value of such underlying index.  There is no minimum payment at maturity on the securities.  Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment based on the performance of either index.  Because payments on the securities are based on the worst performing of the underlying indices, a decline beyond the respective downside threshold level of either underlying index on any index business day after the pricing date could result in a significant loss of your investment, even if the other underlying index has appreciated or has not declined as much.  In addition, it is possible that one underlying index will decline to or below its respective downside threshold level on any index business day after the pricing date and expose you to the negative performance of the other underlying index as of the determination date if that other underlying index is the worst performing underlying index.  These securities are for investors who are willing to risk their principal based on the worst performing underlying index as of the determination date due to a decline by either underlying index to or below its downside threshold value at any time on any index business day after the pricing date and who are willing to forgo the opportunity to participate in the appreciation of the underlying indices in exchange for the opportunity to earn interest at a potentially above-market rate.  The securities are notes issued as part of Morgan Stanley’s Series F Global Medium-Term Notes program.

All payments are subject to the credit risk of Morgan Stanley.  If Morgan Stanley defaults on its obligations, you could lose some or all of your investment.  These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley
Underlying indices:	IBEX 35® Index (the “IBEX Index”) and FTSE MIB Index (the “MIB Index”)
Aggregate principal amount:	$6,200,000
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	August 21, 2013
Original issue date:	September 12, 2013 (15 business days after the pricing date)
Maturity date:	September 12, 2014
Annual coupon:	An annual coupon at an annual rate of 8.42%, calculated on a 30/360 basis (corresponding to $84.20 per annum per security), is paid on the coupon payment date.
Initial index value:
With respect to the IBEX Index: 8,461.80, which is the index closing value of such index on the pricing date
With respect to the MIB Index: 16,877.93, which is the index closing value of such index on the pricing date

Downside threshold level:
With respect to the IBEX Index: 6,346.35, which is 75% of the initial index value for such index
With respect to the MIB Index: 12,658.448, which is approximately 75% of the initial index value for such index

Payment at maturity:
Either (i) the stated principal amount of $1,000 or (ii) if the index closing value of either underlying index on the determination date is less than its respective initial index value AND the intraday index value of either underlying index has declined to or below its respective downside threshold level at any time on any index business day from and excluding the pricing date to and including the determination date, (i) the stated principal amount multiplied by (ii) the index performance factor of the worst performing underlying index.  This amount will be less, and possibly significantly less, than the stated principal amount of the securities and could be zero.

Intraday index value:
With respect to each underlying index, at any time on any index business day on which there is no market disruption event with respect to such underlying index, the value of such underlying index published at such time on such day on the applicable Bloomberg page or any successor page, or in the case of any successor index, the Bloomberg page or successor page for any such successor index.   See “Additional Information About the Securities—Intraday index value.”

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), a wholly-owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$968.10 per security. See “Investment Overview” beginning on page 3.
Commissions and Issue Price:	Price to Public	Agent’s Commissions(1)	Proceeds to Issuer(2)
Per security	$1,000	$10	$990
Total	$6,200,000	$62,000	$6,138,000
(1)
Selected dealers and their financial advisors will collectively receive from the Agent, MS & Co., a fixed sales commission of $10 for each security they sell.  See “Supplemental information regarding plan of distribution; conflicts of interest.”  For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement.

(2)	See “Use of proceeds and hedging” on page 26.

The securities involve risks not associated with an investment in ordinary debt securities.  See “Risk Factors” beginning on page 9.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying prospectus supplement and prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below.  Please also see “Additional Information About the Securities” at the end of this document.

Prospectus Supplement dated November 21, 2011                  Prospectus dated November 21, 2011

Worst of RevConsSM due September 12, 2014
Payments on the RevCons Based on the Worst Performing of the IBEX 35® Index and the FTSE MIB Index
Principal at Risk Securities

Terms continued from previous page:

Final index value:	With respect to each underlying index, the respective index closing value on the determination date
Worst performing underlying index:	The underlying index with the larger percentage decrease from its respective initial index value to its respective final index value
Index performance factor:	Final index value divided by the initial index value
Coupon payment date:	The maturity date, subject to postponement as described under “Postponement of maturity date” below.
Determination date:	August 28, 2014, subject to postponement for non-index business days and certain market disruption events.
CUSIP / ISIN:	61761JKU2 / US61761JKU24
Listing:	The securities will not be listed on any securities exchange.

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Principal at Risk Securities

Investment Overview

Worst of RevConsSM
Principal at Risk Securities

Worst of RevConsSM due September 12, 2014 Payments on the RevCons Based on the Worst Performing of the IBEX 35® Index and the FTSE MIB Index (the “securities”) do not guarantee the repayment of principal, and will pay a fixed coupon at maturity at an annual rate of 8.42%.  In addition, at maturity, either (i) the securities will pay an amount of cash equal to the stated principal amount of the securities or (ii) if the intraday index value of either underlying index declines to or below its respective downside threshold level at any time on any index business day after the pricing date and the index closing value of either underlying index on the determination date is less than its respective initial index value, investors will be exposed to the decline in the worst performing underlying index on a 1 to 1 basis and will receive a payment at maturity that is less, and possibly significantly less, than the stated principal amount of the securities and could be zero.  Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment based on the performance of either underlying index.

Maturity:	1 year

Annual coupon:	An annual coupon at an annual rate of 8.42%, calculated on a 30/360 basis (corresponding to $84.20 per annum per security), is paid on the coupon payment date (which is the maturity date).

Payment at maturity:
Either (i) the stated principal amount of $1,000 or (ii) if the index closing value of either underlying index on the determination date is less than its respective initial index value AND the intraday index value of either underlying index has declined to or below its respective downside threshold level at any time on any index business day from and excluding the pricing date to and including the determination date, (i) the stated principal amount multiplied by (ii) the index performance factor of the worst performing underlying index.  This amount will be less, and possibly significantly less, than the stated principal amount of the securities and could be zero.

Morgan Stanley clients may contact their local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776).  All other clients may contact their local brokerage representative.  Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.

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Principal at Risk Securities

The original issue price of each security is $1,000.  This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000.  We estimate that the value of each security on the pricing date is $968.10.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying indices.  The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying indices, instruments based on the underlying indices, volatility and other factors including current and expected interest rates, as well as an interest rate related to the implied interest rate at which our conventional fixed rate debt trades in the secondary market (the “secondary market credit spread”).

What determines the economic terms of the securities?

In determining the economic terms of the securities, we use an internal funding rate which is likely to be lower than our secondary market credit spreads and therefore advantageous to us.  If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more terms of the securities, such as the annual coupon or the downside threshold level, would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying indices, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors.  However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying indices, and to our secondary market credit spreads, it would do so based on values higher than the estimated value.  We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

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Principal at Risk Securities

Key Investment Rationale

The securities do not guarantee the repayment of principal and will pay a fixed annual coupon at maturity at an annual rate of 8.42%.  These securities are for investors who are willing to risk their principal based on the worst performing underlying index as of the determination date due to a decline by either underlying index to or below its downside threshold value at any time on any index business day after the pricing date and who are willing to forgo the opportunity to participate in the appreciation of the underlying indices in exchange for the opportunity to earn interest at a potentially above-market rate.  The following scenarios are for illustration purposes only to demonstrate how the payment at maturity is calculated, and do not attempt to demonstrate every situation that may occur.  Accordingly, the payment at maturity may be less, and possibly significantly less, than the stated principal amount and could be zero.

Scenario 1: An annual coupon is paid and investors receive principal back at maturity, which is the best case scenario.
This scenario assumes that neither underlying index declines to or below its respective downside threshold level at any time on any index business day after the pricing date and/or that each underlying index closes at or above its respective initial index value on the determination date.  At maturity, investors receive the annual coupon and the stated principal amount.

Scenario 2: An annual coupon is paid but investors suffer a loss of principal at maturity.
This scenario assumes that one or both underlying indices decline to or below the respective downside threshold level(s) at some time on an index business day after the pricing date.  If one or both underlying indices close below the respective initial index value(s) on the determination date and one or both underlying indices decline to or below the respective downside threshold level(s) at any time on any index business day after the pricing date, investors will receive an amount equal to the annual coupon plus the stated principal amount multiplied by the index performance factor of the worst performing underlying index.  This amount will be less, and possibly significantly less, than the stated principal amount and could be zero.  The worst performing underlying index may be a different underlying index from the underlying index that declined to or below the respective downside threshold level on any index business day after the pricing date.

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Principal at Risk Securities

Underlying Indices Summary

IBEX 35® Index

The IBEX 35® index is a price return index composed of the 35 most liquid securities listed on the Stock Exchange Interconnection System of the four Spanish Stock Exchanges.  The IBEX Index is Euro-denominated and calculated in real-time within the European time zone.  Management of the Index is entrusted to the Indexes Management Secretariat within the Sociedad de Bolsas.

Information as of market close on August 21, 2013:

Bloomberg Ticker Symbol:	IBEX Index
Current Index Value:	8,461.80
52 Weeks Ago:	7,544.50
52 Week High (on 8/16/2013):	8,821.30
52 Week Low (on 8/30/2012):	7,195.00

For additional information about the IBEX 35® Index, see the information set forth under “IBEX 35® Index” in Appendix A below.  Furthermore, for additional historical information, see “IBEX 35® Index Historical Performance” below.

FTSE MIB Index

The FTSE MIB Index is the primary benchmark index for the Italian equity markets.  Capturing approximately 80% of the domestic market capitalisation (as of August 2013), the MIB Index is comprised of highly liquid companies across Industry Classification Benchmark sectors in Italy.

The MIB Index measures the performance of 40 shares listed on Borsa Italiana and seeks to replicate the broad sector weights of the Italian stock market.  The MIB Index is derived from the universe of stocks trading on the Borsa Italiana (BIt) MTA and MIV markets, and is market capitalisation-weighted after adjusting constituents for float.  Individual constituent weights are capped at 15%.

Information as of market close on August 21, 2013:

Bloomberg Ticker Symbol:	FTSEMIB Index
Current Index Value:	16,877.93
52 Weeks Ago:	15,330.46
52 Week High (on 1/28/2013):	17,897.41
52 Week Low (on 8/30/2012):	14,780.55

For additional information about the FTSE MIB Index, see the information set forth under “FTSE MIB Index” in Appendix A below.  Furthermore, for additional historical information, see “FTSE MIB Index Historical Performance” below.

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Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to calculate the payment at maturity.  The following examples are for illustrative purposes only.  The amount you will receive at maturity will be determined by reference to the final index value of each underlying index on the determination date and the intraday index level of each underlying index at any time on each index business day in reference to its respective downside threshold level.  The actual initial index value and downside threshold level for each underlying index are set forth on the cover page of this document.  All payments on the securities are subject to the credit risk of Morgan Stanley.  The below examples are based on the following terms:

Annual Coupon:	An annual coupon at an annual rate of 8.42% calculated on a 30/360 basis (corresponding to $84.20 per annum per security), is paid on the coupon payment date (which is the maturity date).
Payment at Maturity
Either (i) the stated principal amount of $1,000 or (ii) if the index closing value of either underlying index on the determination date is less than its respective initial index value AND the intraday index value of either underlying index has declined to or below its respective downside threshold level at any time on any index business day from and excluding the pricing date to and including the determination date, (i) the stated principal amount multiplied by (ii) the index performance factor of the worst performing underlying index.  This amount will be less, and possibly significantly less, than the stated principal amount of the securities and could be zero.

Stated Principal Amount:	$1,000
Hypothetical Initial Index Value:	With respect to the IBEX Index: 9,000 With respect to the MIB Index: 17,000
Hypothetical Downside Threshold Level:
With respect to the IBEX Index: 6,750, which is 75% of the hypothetical initial index value for such index

With respect to the MIB Index: 12,750, which is 75% of the hypothetical initial index value for such index

Example 1: How to calculate the payment at maturity assuming that the intraday index value of neither underlying index has declined to or below its respective downside threshold level at any time on any index business day from and excluding the pricing date to and including the determination date:

	Index Closing Value on the Determination Date		Payment at Maturity
	IBEX Index	MIB Index
Example 1:	12,000 (above the downside threshold level, above the initial index value)	20,000 (above the downside threshold level, above the initial index value)	$1,084.20 (the stated principal amount plus the annual coupon)

Example 2:	12,000 (above the downside threshold level, above the initial index value)	13,500 (above the downside threshold level, below the initial index value)	$1,084.20 (the stated principal amount plus the annual coupon)

Example 3:	7,500 (above the downside threshold level, below the initial index value)	13,500 (above the downside threshold level, below the initial index value)	$1,084.20 (the stated principal amount plus the annual coupon)

In each of the above examples, the final index values of both the IBEX Index and MIB Index are above their respective downside threshold levels on the determination date, and neither underlying index has declined to or below its respective downside threshold level at any time on any index business day after the pricing date.  Therefore, investors receive at maturity the stated principal amount of the securities and the annual coupon.

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Principal at Risk Securities

Example 2: How to calculate the payment at maturity assuming that the intraday index value of at least one underlying index has declined to or below its respective downside threshold level at any time on any index business day from and excluding the pricing date to and including the determination date:

	Index Closing Value on the Determination Date		Payment at Maturity
	IBEX Index	MIB Index
Example 1:	12,000 (above the initial index level)	20,000 (above the initial index level)	$1,084.20 (the stated principal amount plus the annual coupon)

Example 2:	12,000 (above the initial index level)	13,600 (below the initial index level)	$884.20, the annual coupon plus: $1,000 x index performance factor of the worst performing underlying index = $1,000 x (13,600 / 17,000) = $800

Example 3:	3,600 (below the initial index level)	20,000 (above the initial index level)	$484.20, the annual coupon plus: $1,000 x index performance factor of the worst performing underlying index = $1,000 x (3,600 / 9,000) = $400

Example 4:	2,700 (below the initial index level)	6,800 (below the initial index level)	$384.20, the annual coupon plus: $1,000 x index performance factor of the worst performing underlying index = $1,000 x (2,700 / 9,000) = $300

Example 5:	3,600 (below the initial index level)	5,100 (below the initial index level)	$384.20, the annual coupon plus: $1,000 x index performance factor of the worst performing underlying index = $1,000 x (5,100 / 17,000) = $300

In example 1, the final index values of both the IBEX Index and MIB Index are at or above their initial index values. Therefore, even though the intraday index value of at least one underlying index has declined to or below its respective downside threshold level at some time on an index business day after the pricing date, investors receive at maturity the stated principal amount of the securities and the annual coupon.

In examples 2 and 3, the final index value of one underlying index is at or above its initial index level but the final index value of the other underlying index is below its initial index level. Therefore, investors are exposed to the downside performance of the worst performing underlying index at maturity and receive at maturity the annual coupon in addition to an amount equal to the stated principal amount times the index performance factor of the worst performing underlying index.

Similarly, in examples 4 and 5, the final index value of each underlying index is below its respective initial index level, and investors receive at maturity an amount equal to the stated principal amount times the index performance factor of the worst performing underlying index.  In example 4, the IBEX Index has declined 70% from its initial index value to its final index value, while the MIB Index has declined 60% from its initial index value to its final index value.  Therefore, the payment at maturity equals the annual coupon plus the stated principal amount times the index performance factor of the IBEX Index, which is the worst performing underlying index in this example.  In example 5, the IBEX Index has declined 60% from its initial index value, while the MIB Index has declined 70% from its initial index value to its final index value.  Therefore the payment at maturity equals the annual coupon plus the stated principal amount times the index performance factor of the MIB Index, which is the worst performing underlying index in this example.

If the intraday index value of at least one underlying index has declined to or below its respective downside threshold level at any time on any index business day from and excluding the pricing date to and including the determination date and at least one underlying index closes below its initial index value on the determination date, you will be exposed to the downside performance of the worst performing underlying index at maturity, and your payment at maturity will be less, and possibly significantly less, than the stated principal amount and could be zero.

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Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities.  For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying prospectus supplement and prospectus.  We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

▪
The securities do not guarantee the return of any principal.  The terms of the securities differ from those of ordinary debt securities in that they do not guarantee the repayment of principal.  If the intraday index value of at least one underlying index has declined to or below its respective downside threshold level at any time on any index business day from and excluding the pricing date to and including the determination date and at least one underlying index closes below its initial index value on the determination date, you will be exposed to the decline in the closing value of the worst performing underlying index, as compared to its initial index value, on a 1 to 1 basis, and you will receive for each security that you hold at maturity an amount equal to the annual coupon plus the stated principal amount times the index performance factor of the worst performing underlying index.  In this case, the payment at maturity will be less, and could be significantly less, than the stated principal amount and could be zero.

▪
You are exposed to the price risk of both underlying indices with respect to the payment at maturity. Your return on the securities is not linked to a basket consisting of both underlying indices.  Rather, it will be contingent upon the independent performance of each underlying index.  Unlike an instrument with a return linked to a basket of underlying assets in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to both underlying indices.  Poor performance by either underlying index at any time on any index business day after the pricing date may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying index.  If the intraday index value of either underlying index has declined to or below its respective downside threshold level at any time on any index business day after the pricing date and either underlying index closes below its respective initial index value on the determination date, you will be fully exposed to the decline in the worst performing underlying index over the term of the securities on a 1 to 1 basis, even if the other underlying index has appreciated or not declined as much.  Under this scenario, the value of any such payment will be less, and could be significantly less, than the stated principal amount and could be zero.  Accordingly, your investment is subject to the price risk of both underlying indices.

▪
Because the securities are linked to the performance of the worst performing underlying index, you are exposed to a greater risk of sustaining a significant loss on your investment than if the securities were linked to just one index.  The risk that you will suffer a significant loss on your investment is greater if you invest in the securities as opposed to substantially similar securities that are linked to just the performance of one underlying index.  With two underlying indices, it is more likely that the intraday index value of either underlying index will decline to or below its downside threshold level at any time on any index business day after the pricing date and that at least one underlying index will close below its initial index value on the determination date, than if the securities were linked to only one underlying index.  Therefore it is more likely that you will suffer a significant loss on your investment.

▪
Because the downside threshold level for each underlying index is observed intraday, it is possible that an underlying index could decline to or below its downside threshold level and potentially expose you to the negative performance of the worst performing underlying index at maturity, even if the underlying index which declined to or below its downside threshold level intraday subsequently closes above such downside threshold level.  If the index closing value of either underlying index on the determination date is less than its respective initial index value AND the intraday index value of either underlying index has declined to or below its respective downside threshold level at any time on any index business day from and excluding the pricing date to and including the determination date, you will be exposed to the decline in the worst performing underlying index on a 1 to 1 basis even if the relevant underlying index closes above its respective downside threshold level on that particular day.  In addition, it is possible that the intraday index value of one underlying index will decline to or below its respective downside threshold level at any time on any index business day after the pricing date and expose you to the negative performance of the other underlying index as of the determination date if that other underlying index is the worst performing underlying index.

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Principal at Risk Securities

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Investors will not participate in any appreciation in either underlying index.  Investors will not participate in any appreciation in either underlying index from the initial index value for such index, and the return on the securities will be limited to the annual coupon.

▪
There are risks associated with investments in securities linked to the value of foreign equity securities.  The securities are linked to the value of foreign equity securities.  Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries.  Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies.  The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.  Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.  Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions.

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The market price will be influenced by many unpredictable factors.  Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market.  We expect that generally the level of interest rates available in the market and the value of each underlying index on any day, including in relation to its respective downside threshold level, will affect the value of the securities more than any other factors.  Other factors that may influence the value of the securities include:

o	the volatility (frequency and magnitude of changes in value) of the underlying indices,

o	whether the intraday index value of either underlying index has been at or below its respective downside threshold level at any time on any index business day,

o
geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the component stocks of the underlying indices or securities markets generally and which may affect the value of each underlying index,

o	dividend rates on the securities underlying the underlying indices,

o	the time remaining until the securities mature,

o	interest and yield rates in the market,

o	the availability of comparable instruments,

o	the composition of the underlying indices and changes in the constituent stocks of such indices, and

o	any actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity.  In particular, if either underlying index declines to near or below its downside threshold level, the market value of the securities is expected to decrease substantially and you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security.

You cannot predict the future performance of either underlying index based on its historical performance.  There can be no assurance that the intraday index value of each underlying index will be above the respective downside threshold level on any index business day or that each underlying index will be at or above their respective initial index values on the determination date so that you do not suffer a significant loss on your initial investment in the securities.  See “IBEX 35® Index Historical Performance” and “FTSE MIB Index Historical Performance” below.

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Principal at Risk Securities

▪
The securities are subject to the credit risk of Morgan Stanley, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the securities.  You are dependent on Morgan Stanley’s ability to pay all amounts due on the securities at maturity or on any coupon payment date, and therefore you are subject to the credit risk of Morgan Stanley.  The securities are not guaranteed by any other entity.  If Morgan Stanley defaults on its obligations under the securities, your investment would be at risk and you could lose some or all of your investment.  As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of Morgan Stanley’s creditworthiness.  Any actual or anticipated decline in Morgan Stanley’s credit ratings or increase in the credit spreads charged by the market for taking Morgan Stanley credit risk is likely to adversely affect the market value of the securities.

▪
Not equivalent to investing in the underlying indices.  Investing in the securities is not equivalent to investing in either underlying index or the component stocks of either underlying index.  Investors in the securities will not participate in any positive performance of either underlying index, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute either underlying index.

▪
The securities will not be listed on any securities exchange and secondary trading may be limited. Accordingly, you should be willing to hold your securities for the entire term of the securities.  The securities will not be listed on any securities exchange.  Therefore, there may be little or no secondary market for the securities.  MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities.  Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily.  Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact.  If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities.  Accordingly, you should be willing to hold your securities to maturity.

▪
The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us.  Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices.  Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying indices, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

▪
The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price.  These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect.  As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities.  In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your notes in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this

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pricing supplement will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions.  See also “The market price will be influenced by many unpredictable factors” above.

▪
Hedging and trading activity by our subsidiaries could potentially adversely affect the value of the securities.  One or more of our subsidiaries and/or third-party dealers have carried out, and will continue to carry out, hedging activities related to the securities, including trading in the stocks that constitute the underlying indices as well as in other instruments related to the underlying indices.  Some of our subsidiaries also trade the stocks that constitute the underlying indices and other financial instruments related to the underlying indices on a regular basis as part of their general broker-dealer and other businesses.  Any of these hedging or trading activities on or prior to the pricing date could have increased the initial index value of an underlying index and, therefore, could have increased the downside threshold level for such underlying index, which is the value at or below which neither underlying index may decline at any time on any index business day after the pricing date so that you are not potentially exposed to the negative performance of the worst performing underlying index at maturity (depending also on the performance of the other underlying index).  Additionally, such hedging or trading activities during the term of the securities could affect the value of an underlying index on the determination date and, accordingly, the amount of cash you receive at maturity (depending also on the performance of the other underlying index).

▪
The calculation agent, which is a subsidiary of the issuer, will make determinations with respect to the securities.  As calculation agent, MS & Co. has determined the initial index value and downside threshold level for each underlying index and will determine the intraday index values and the payment at maturity.  Any of these determinations made by MS & Co. in its capacity as calculation agent, including with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the index closing value and intraday index value in the event of a market disruption event or discontinuance of an underlying index, may adversely affect the payout to you at maturity. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

▪
Adjustments to the underlying indices could adversely affect the value of the securities. The publisher of each underlying index may add, delete or substitute the component stocks of such underlying index or make other methodological changes that could change the value of such underlying index.  Any of these actions could adversely affect the value of the securities.  The publisher of each underlying index may also discontinue or suspend calculation or publication of such underlying index at any time.  In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued index.  MS & Co. could have an economic interest that is different than that of investors in the securities insofar as, for example, MS & Co. is permitted to consider indices that are calculated and published by MS & Co. or any of its affiliates.  If MS & Co. determines that there is no appropriate successor index on the determination date, the determination of the amount payable at maturity will be based on the value of such underlying index, based on the closing prices of the stocks constituting such underlying index at the time of such discontinuance, without rebalancing or substitution, computed by MS & Co. as calculation agent in accordance with the formula for calculating such underlying index last in effect prior to such discontinuance, as compared to the downside threshold level (depending also on the performance of the other underlying index).

▪
The U.S. federal income tax consequences of an investment in the securities are uncertain.  There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

Please read the discussion under “Additional Provisions―Tax considerations” in this document concerning the U.S. federal income tax consequences of an investment in the securities.  We intend to treat a security, under current law, as a unit consisting of (i) a Put Right (as defined below under “Additional Provisions―Tax considerations”) written by you to us that, if exercised, requires you to pay to us an amount equal to the Deposit (as defined below under “Additional Provisions―Tax considerations”), in exchange for a cash amount based on the performance of the underlying indices, and (ii) a Deposit with us of a fixed amount of cash to secure your obligation under the Put Right.  Alternative U.S. federal income tax treatments of the securities are possible, and if the Internal Revenue Service (the “IRS”) were successful in asserting such an alternative tax treatment for the securities the timing and the character of income on the securities might differ significantly from the tax treatment described herein.  We do not plan to request a ruling from the IRS regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  While it is not clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or

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other guidance issued after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.  The notice focuses on a number of issues, the most relevant of which for holders of the securities are the character and timing of income or loss (including whether the entire coupon on the securities should be required to be included currently as ordinary income) and the degree, if any, to which income realized by non-U.S. investors should be subject to withholding tax.

Non-U.S. Holders should note that we currently do not intend to withhold on any payments made with respect to the securities to Non-U.S. Holders (subject to compliance by such holders with certification necessary to establish an exemption from withholding).  However, in the event of a change of law or any formal or informal guidance by the IRS, the U.S. Treasury Department or Congress, we may decide to withhold on payments made with respect to the securities to Non-U.S. Holders and will not be required to pay any additional amounts with respect to amounts withheld.

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

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IBEX 35® Index Historical Performance

The following graph sets forth the daily closing values of the IBEX Index for the period from January 1, 2008 through August 21, 2013.  The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the IBEX Index for each quarter in the same period. The closing value of the IBEX Index on August 21, 2013 was 8,461.80.  We obtained the information in the table below from Bloomberg Financial Markets, without independent verification.  The IBEX Index has at times experienced periods of high volatility, and you should not take the historical values of the IBEX Index as an indication of its future performance.  No assurance can be given as to the level of the IBEX Index on the determination date.

IBEX Index Daily Closing Values January 1, 2008 to August 21, 2013

*The red solid line indicates the downside threshold level of 6,346.35, which is 75% of the initial index value.

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IBEX 35® Index	High	Low	Period End
2008
First Quarter	14,856.50	12,254.60	13,269.00
Second Quarter	14,247.60	12,046.20	12,046.20
Third Quarter	12,047.70	10,631.60	10,987.50
Fourth Quarter	11,418.50	7,905.40	9,195.80
2009
First Quarter	9,7240	6,817.40	7,815.00
Second Quarter	9,845.70	7,961.00	9,787.80
Third Quarter	11,891.20	9,344.90	11,756.10
Fourth Quarter	12,035.10	11,242.40	11,940.00
2010
First Quarter	12,222.50	10,103.30	10,871.30
Second Quarter	11,523.50	86,69.80	9,263.40
Third Quarter	10,871.40	9,178.20	10,514.50
Fourth Quarter	10,924.80	9,267.20	9,859.10
2011
First Quarter	11,113.00	9,437.80	10,576.50
Second Quarter	10,913.20	9,812.70	10,359.90
Third Quarter	10,492.00	7,640.70	8,546.60
Fourth Quarter	9,270.50	7,721.80	8,566.30
2012
First Quarter	8,902.10	7,911.00	8,008.00
Second Quarter	8,042.80	6,065.00	7,102.20
Third Quarter	8,230.70	5,956.3.00	7,708.50
Fourth Quarter	8,299.50	7,567.80	8,167.50
2013
First Quarter	8,724.60	7,900.40	7,920.00
Second Quarter	8,597.00	7,553.20	7,762.70
Third Quarter (through August 21, 2013)	8,821.30	7,763.80	8,461.80

Sociedad de Bolsas, S.A., owner of the IBEX 35® Index and holder of the registrations for the corresponding trademarks associated therewith, will not sponsor, promote or recognise investment in the securities, nor shall the authorization granted to Morgan Stanley for the use of the commercial IBEX 35® trademark imply a favourable judgement in relation to the information offered by Morgan Stanley or the appropriateness or interest of an investment in the above-cited financial product.

Sociedad de Bolsas, S.A., does not guarantee the following in any cause regardless of the reasons: (1) the continuity of composition of the IBEX 35® Index as it is today or at any other prior time (2) the continuity of the method of calculation of the IBEX 35® Index as it is today or at any other prior time (3) the continuity of the calculation, formulation and distribution of the IBEX 35® Index (4) the accuracy, integrity or absence of defects or errors in the composition or calculation of the IBEX 35® Index (5) the suitability of the IBEX 35® Index for the purposes provided in the securities.

The parties to this term sheet recognise the rules for the establishment of the prices of the securities in the IBEX 35® and of the latter, in conformity with free competition in purchase and sales orders in a neutral, transparent market, and they agree to respect the same and to abstain from any action not in conformity therewith.

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FTSE MIB Index Historical Performance

The following graph sets forth the daily closing values of the MIB Index for the period from January 1, 2008 through August 21, 2013.  The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the MIB Index for each quarter in the same period.  The closing value of the MIB Index on August 21, 2013 was 16,877.93.  We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification.  The MIB Index has experienced periods of high volatility, and you should not take the historical values of the MIB Index as an indication of its future performance.  No assurance can be given as to the level of the MIB Index on the determination date.

MIB Index Daily Closing Values January 1, 2008 to August 21, 2013

*The red solid line indicates the downside threshold level of 12,658.448, which is approximately 75% of the initial index value.

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FTSE MIB Index	High	Low	Period End
2008
First Quarter	38,063.00	30,371.00	31,616.00
Second Quarter	34,547.00	29,198.00	29,346.00
Third Quarter	29,557.00	25,530.00	25,530.00
Fourth Quarter	25,911.00	17,968.00	19,460.00
2009
First Quarter	20,729.00	12,621.00	15,875.00
Second Quarter	20,585.06	16,047.00	19,063.12
Third Quarter	23,583.01	17,836.99	23,472.73
Fourth Quarter	24,425.98	21,922.45	23,248.39
2010
First Quarter	23,811.13	20,815.88	22,847.97
Second Quarter	23,539.24	18,382.71	19,311.75
Third Quarter	21,547.84	18,848.56	20,505.2
Fourth Quarter	21,616.43	19,105.71	20,173.29
2011
First Quarter	23,178.38	20,058.18	21,727.44
Second Quarter	22,417.96	19,154.36	20,186.94
Third Quarter	20,516.99	13,474.14	14,836.33
Fourth Quarter	16,954.68	13,915.78	15,089.74
2012
First Quarter	17,133.42	14,401.55	15,980.07
Second Quarter	15,948.86	12,739.98	14,274.37
Third Quarter	16,624.45	12,362.51	15,095.84
Fourth Quarter	16,408.28	14,855.79	16,273.38
2013
First Quarter	17,897.41	15,338.72	15,338.72
Second Quarter	17,604.61	15,056.57	15,239.28
Third Quarter (through August 21, 2013)	17,677.77	15,282.81	16,877.93

FTSE is a company owned equally by the London Stock Exchange Plc (the “LSE”) and the Financial Times Limited (the “FT”), in association with the Institute and the Faculty of Actuaries.  These securities are not in any way sponsored, endorsed, sold or promoted by FTSE or by LSE or by FT and neither FTSE or LSE or FT makes any warranty or representation whatsoever, expressly or impliedly, either as to the results to be obtained from the use of the FSTE MIB Index and/or the figure at which the said Index stands at any particular time on any particular day or otherwise.  The FSTE MIB Index is compiled and calculated solely by FTSE.  However, neither FTSE or LSE or FT shall be liable (whether in negligence or otherwise) to any person for any error in the FSTE MIB Index and neither FTSE or LSE or FT shall be under any obligation to advise any person of any error therein.

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Additional Information About the Securities

Please read this information in conjunction with the summary terms on the front cover of this pricing supplement.

Additional Provisions:
Day count convention:	30/360
Underlying index publishers:	With respect to the IBEX Index, Sociedad de Bolsas, S.A. With respect to the MIB Index, FTSE International Limited
Denominations:	$1,000 per security and integral multiples thereof
Interest period:	Annual
Book entry security or certificated security:
Book entry.  The securities will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, the depositary and will be registered in the name of a nominee of the depositary.  The depositary’s nominee will be the only registered holder of the securities.  Your beneficial interest in the securities will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in the depositary.  In this pricing supplement, all references to payments or notices to you will mean payments or notices to the depositary, as the registered holder of the securities, for distribution to participants in accordance with the depositary’s procedures.  For more information regarding the depositary and book entry notes, please read “The Depositary” in the accompanying prospectus supplement and “Forms of Securities—Global Securities—Registered Global Securities” in the accompanying prospectus.

Senior security or subordinated security:	Senior
Specified currency:	U.S. dollars
Record date:	The annual coupon payable at maturity shall be payable to the person to whom the payment at maturity shall be payable.
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:	Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying prospectus supplement does not apply to the securities issued under this document and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of ownership and disposition of the securities. This discussion applies only to initial investors in the securities who:

•	purchase the securities at their “issue price,” which will equal the first price at which a substantial amount of the securities is sold to the public (not including bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers); and
•	will hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•	certain financial institutions;
•	insurance companies;
•	certain dealers and traders in securities, commodities or foreign currencies;
•	investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;
•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;
•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;
•	regulated investment companies;
•	real estate investment trusts;
•	tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively; or
•	persons subject to the alternative minimum tax.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed, nor are any consequences resulting from the

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Medicare tax on investment income.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date of this document may affect the tax consequences described herein. Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

General

Due to the lack of any controlling legal authority, there is substantial uncertainty regarding the U.S. federal income tax consequences of an investment in the securities.  We intend to treat a security, under current law, for all U.S. federal income tax purposes, as a unit consisting of the following:

(i)
a put right (the “Put Right”) written by you to us that, if exercised, requires you to pay us an amount equal to the Deposit (as defined below) in exchange for a cash amount based on the performance of the underlying indices; and

(ii)
a deposit with us of a fixed amount of cash, equal to the issue price, to secure your obligation under the Put Right (the “Deposit”) that pays interest based on our cost of borrowing at the time of issuance (the “Yield on the Deposit”).

Based on the treatment set forth above, we have determined that the Yield on the Deposit is 0.6073% per annum, and that the remaining portion of the coupon payment on the securities is attributable to the premium on the Put Right (the “Put Premium”) as set forth below:

Underlying Indices	Coupon Rate	Yield on the Deposit	Put Premium
The IBEX 35® Index and the FTSE MIB Index	8.42% p.a.	0.6073% p.a.	7.8127% p.a.

We will allocate 100% of the issue price of the securities to the Deposit and none to the Put Right.  Our allocation of the issue price between the Put Right and the Deposit will be binding on you, unless you timely and explicitly disclose to the Internal Revenue Service (the “IRS”) that your allocation is different from ours.  This allocation is not, however, binding on the IRS or a court.

No statutory, judicial or administrative authority directly addresses the treatment of the securities or instruments similar to the securities for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to the securities.  Significant aspects of the U.S. federal income tax consequences of an investment in the securities are uncertain, and no assurance can be given that the IRS or a court will agree with the treatment described herein.  In the opinion of our counsel, Davis Polk & Wardwell LLP, the treatment of the securities described above is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible.  Accordingly, you should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities (including alternative treatments of the securities) and with respect to any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.  Unless otherwise stated, the following discussion is based on the treatment and the allocation described above.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder.  As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;
•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

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•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

The term “U.S. Holder” also includes certain former citizens and residents of the United States.

Tax Treatment of the Securities

Assuming the treatment of the securities and allocation of the issue price as set forth above are respected, the following U.S. federal income tax consequences should result.

Coupon Payment on the Securities.  Under the characterization described above under “—General,” only a portion of the coupon payment on the securities will be attributable to the Yield on the Deposit.  The remainder of the coupon payment will represent a payment attributable to the Put Premium.  To the extent attributable to the Yield on the Deposit, the coupon payment on the securities will generally be taxable to a U.S. Holder as ordinary interest income at the time accrued or received in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

The Put Premium will not be taxable to a U.S. Holder upon receipt but will be accounted for as described below.

Tax Basis.  Based on our determination set forth above, the U.S. Holder’s tax basis in the Deposit will be 100% of the issue price.  The determination of gain or loss with respect to the Put Right is described below.

Receipt of Stated Principal Amount in Cash upon Maturity of the Securities.  If a U.S. Holder receives the stated principal amount of a security in cash (excluding cash attributable to the coupon payment on the security, which would be taxed as described above under “—Coupon Payment on the Securities”), the Put Right will be deemed to have expired unexercised.  In such case, a U.S. Holder will not recognize any gain upon the return of the Deposit, but will recognize the Put Premium received by the U.S. Holder as short-term capital gain at such time.

Receipt of a Cash Amount Based on the Performance of the Underlying Indices Upon Maturity of the Securities.  If a U.S. Holder receives an amount of cash (excluding cash attributable to the coupon payment on the securities, which would be taxed as described above under “—Coupon Payment on the Securities”) that is less than the stated principal amount of the securities (the difference is referred to in this section as the “Deficit”), the Put Right will be deemed to have been exercised and the U.S. Holder will be deemed to pay such Deficit to us upon settlement of the Put Right.  In such case, a U.S. Holder will not recognize any gain or loss in respect of the Deposit, but will recognize short-term capital gain or loss in an amount equal to the difference between (i) the Put Premium received by the holder and (ii) the Deficit.

Sale or Exchange of the Securities Prior to Maturity.  Upon the sale or exchange of a security, a U.S. Holder will generally recognize short-term capital gain or loss with respect to the Put Right and will generally recognize short-term capital gain or loss with respect to the Deposit.  For the purpose of determining such gain or loss, a U.S. Holder should apportion the amount realized on the sale or exchange of a security (excluding any amount attributable to accrued but unpaid Yield on the Deposit, which would be taxed as described under “—Coupon Payment on the Securities”) between the Deposit and the Put Right based on their respective values on the date of such sale or exchange.  The amount of capital gain or loss on the Deposit will equal the amount realized that is attributable to the Deposit, less the U.S. Holder’s adjusted tax basis in the Deposit.  The amount realized that is attributable to the Put Right, together with the Put Premium, will be treated as short-term capital gain.

If the value of the Deposit on the date of such sale or exchange exceeds the total amount realized on the sale or exchange of the security, the U.S. Holder will be treated as having (i) sold or exchanged the Deposit for an amount equal to its value on that date and (ii) made a payment (the “Put Right Assumption Payment”) to the purchaser of the security equal to the amount of such excess, in exchange for the purchaser’s assumption of the U.S. Holder’s rights and obligations under the Put Right.  In such a case, the U.S. Holder will recognize short-term capital gain or loss in respect of the Put Right in an amount equal to the Put Premium less the amount of the Put Right Assumption Payment deemed to be made by the U.S. Holder.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper characterization of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above.  In particular, the IRS could seek to treat a security as a debt instrument subject to Treasury regulations

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governing contingent payment debt instruments (the “Contingent Debt Regulations”).

If the IRS were successful in asserting that the Contingent Debt Regulations applied to the securities or to the Deposit, the timing and character of income thereon would be significantly affected.  Among other things, a U.S. Holder would be required to accrue interest income as original issue discount, subject to adjustments, at a “comparable yield” based on our cost of borrowing.  Furthermore, if the securities or Deposit were treated as contingent payment debt instruments, any gain realized with respect to the securities or the Deposit would generally be treated as ordinary income.

Even if the Contingent Debt Regulations do not apply to the securities, other alternative U.S. federal income tax characterizations or treatments of the securities are also possible, which if applied could significantly affect the timing and character of the income or loss with respect to the securities.  It is possible, for example, that a security could be treated as constituting an “open transaction” with the result that the coupon payment on the securities might not be accounted for separately as giving rise to income to U.S. Holders until the sale, exchange or settlement of the securities.  Alternatively, the entire coupon on the securities could be required to be included as ordinary income by a U.S. Holder at the time received or other alternative characterizations are also possible.  Accordingly, prospective purchasers should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  While it is not clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.  The notice focuses on a number of issues, the most relevant of which for U.S. Holders of the securities is the character and timing of income or loss realized with respect to these instruments (including whether the Put Premium might be required to be included currently as ordinary income).  Accordingly, prospective investors should consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including the possible implications of this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with applicable requirements of the backup withholding rules.  The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is furnished to the IRS.  In addition, information returns will be filed with the IRS in connection with payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder.  As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

•	an individual who is classified as a nonresident alien;
•	a foreign corporation; or
•	a foreign trust or estate.

The term “Non-U.S. Holder” does not include any of the following holders:

•
a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

•	certain former citizens or residents of the United States; or
•	a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

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General

Payments with respect to a security by us or a paying agent to a Non-U.S. Holder, and gain realized on the sale, exchange or other disposition of such security, should not be subject to U.S. federal income or withholding tax under current law, provided that:

•	the Non-U.S. Holder does not own, directly or by attribution, ten percent or more of the total combined voting power of all classes of our stock entitled to vote;

•	the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership;

•	the Non-U.S. Holder is not a bank receiving interest under Section 881(c)(3)(A) of the Code; and

•	the certification requirement described below has been fulfilled with respect to the beneficial owner.

Certification Requirement.  The certification requirement referred to in the preceding paragraph will be fulfilled if the beneficial owner of a security (or a financial institution holding a security on behalf of the beneficial owner) furnishes to the applicable withholding agent an IRS Form W-8BEN, on which the beneficial owner certifies under penalties of perjury that it is not a U.S. person.

Possible Alternative Tax Treatments of an Investment in the Securities

As described above under “—Tax Consequences to U.S. Holders—Possible Alternative Tax Treatments of an Investment in the Securities,” the IRS may seek to apply a different characterization and tax treatment than the treatment described herein.  Notwithstanding the possibility that an alternative treatment may apply to the securities, we believe that the U.S. federal income and withholding tax consequences to a Non-U.S. Holder of ownership and disposition of the securities should be the same under current law as those described immediately above.

However, among the issues addressed in the IRS notice described in “Additional Provisions―Tax considerations—Tax Consequences to U.S. Holders—” is the degree, if any, to which income realized by Non-U.S. Holders should be subject to withholding tax.  It is possible that any Treasury regulations or other guidance issued after consideration of this issue could materially and adversely affect the withholding tax consequences of ownership and disposition of the securities, possibly with retroactive effect.  Accordingly, prospective investors should consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including the possible implications of the notice discussed above. Non-U.S. Holders should note that we currently do not intend to withhold on any of the payments made with respect to the securities to Non-U.S. Holders (subject to compliance by such holders with the certification requirement described above).  However, in the event of a change of law or any formal or informal guidance by the IRS, the U.S. Treasury Department or Congress, we may decide to withhold on payments made with respect to the securities to Non-U.S. Holders and we will not be required to pay any additional amounts with respect to amounts withheld.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty exemption, the securities may be treated as U.S. situs property subject to U.S. federal estate tax.  Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns may be filed with the IRS in connection with payments on the securities as well as in connection with the payment of proceeds from a sale, exchange or other disposition of the securities.  A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption.  Compliance with the certification procedures described under “—General—Certification Requirement” will satisfy the certification requirements necessary to avoid backup withholding as well.  The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS.

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The discussion in the preceding paragraphs under “Additional Provisions―Tax considerations,” insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal income tax consequences of an investment in the securities.
Trustee:	The Bank of New York Mellon, a New York banking corporation (as successor Trustee to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank))
Calculation agent:
The calculation agent for the securities will be MS & Co.  All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the trustee and us.

All calculations with respect to the annual coupon and the payment at maturity shall be made by the calculation agent and shall be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per stated principal amount shall be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate principal amount of the securities shall be rounded to the nearest cent, with one-half cent rounded upward.

Because the calculation agent is our affiliate, the economic interests of the calculation agent and its affiliates may be adverse to your interests as an investor in the securities, including with respect to certain determinations and judgments that the calculation agent must make in determining the payment that you will receive, if any, on each coupon payment date and at maturity or whether a market disruption event has occurred.  See “Market disruption event” and “Discontinuance of an underlying index; alteration of method of calculation” below.  MS & Co. is obligated to carry out its duties and functions as calculation agent in good faith and using its reasonable judgment.

Business day:	Any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.
Index business day:
With respect to each underlying index, a day, as determined by the calculation agent, on which trading is generally conducted on each of the relevant exchange(s) for such underlying index, other than a day on which trading on such exchange(s) is scheduled to close prior to the time of the posting of its regular final weekday closing price.

Index closing value:
With respect to each underlying index, on any index business day, the official closing value of such underlying index, or any successor index as defined under “Discontinuance of an underlying index; alteration of method of calculation” below), published at the regular official weekday close of trading on such index business day by the index publisher for such underlying index, as determined by the calculation agent.  In certain circumstances, the index closing value will be based on the alternate calculation of such underlying index described under “Discontinuance of an underlying index; alteration of method of calculation” below.

Intraday index value:
With respect to each underlying index, at any time on any index business day on which there is no market disruption event with respect to such underlying index, the value of such underlying index published at such time on such day on the applicable Bloomberg page or any successor page, or in the case of any successor index, the Bloomberg page or successor page for any such successor index.  If such service or any successor service no longer displays the value of such index, then the calculation agent shall designate an alternate source for the determination of the value of such index, which shall be the publisher of the relevant underlying index, unless the calculation agent, in its sole discretion, determines that an alternate service has become the market standard for transactions related to such index.  In certain circumstances, the intraday index value of an underlying index will be based on the alternate calculation of such underlying index described under “Discontinuance of an underlying index; alteration of method of calculation” below.

Market disruption event:	With respect to each underlying index, market disruption event means:

(i)
the occurrence or existence of a suspension, absence or material limitation of trading of securities then constituting 20 percent or more of the value of such underlying index (or a successor index) on the relevant exchange(s) for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange(s); or a breakdown or failure in the price and trade reporting systems of any relevant exchange as a result of which the reported trading prices for securities then constituting 20 percent or more of the value of such underlying index (or a successor index) during the last one-half hour preceding the close of the principal trading session on such relevant exchange(s) are materially inaccurate; or the suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts or exchange-traded funds related to such underlying index (or a successor index) for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the calculation

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agent in its sole discretion; and

(ii)
a determination by the calculation agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the securities.

For the purpose of determining whether a market disruption event exists at any time with respect to an underlying index, if trading in a security included in such underlying index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the value of such underlying index shall be based on a comparison of (x) the portion of the value of such underlying index attributable to that security relative to (y) the overall value of such underlying index, in each case immediately before that suspension or limitation.

For the purpose of determining whether a market disruption event exists at any time with respect to an underlying index: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the relevant futures or options contract or exchange-traded fund will not constitute a market disruption event, (3) a suspension of trading in futures or options contracts or exchange-traded funds on such underlying index by the primary securities market trading in such contracts or funds by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or funds or (c) a disparity in bid and ask quotes relating to such contracts or funds will constitute a suspension, absence or material limitation of trading in futures or options contracts or exchange-traded funds related to such underlying index and (4) a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary market on which futures or options contracts or exchange-traded funds related to such underlying index are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Relevant exchange:
With respect to each underlying index or its successor index, the primary exchange(s) or market(s) of trading for (i) any security then included in such index and (ii) any futures or options contracts related to such index or to any security then included in such index.

Postponement of determination date:
The determination date is subject to postponement due to non-index business days or certain market disruption events, as described in the following paragraph.

If the scheduled determination date is not an index business day with respect to any underlying index or if there is a market disruption event on such day with respect to any underlying index, the relevant determination date solely with respect to that affected underlying index shall be the next succeeding index business day with respect to that underlying index on which there is no market disruption event with respect to that underlying index; provided that if a market disruption event with respect to that underlying index has occurred on each of the five index business days with respect to that underlying index immediately succeeding the scheduled determination date, then (i) such fifth succeeding index business day shall be deemed to be the relevant determination date with respect to that affected underlying index, notwithstanding the occurrence of a market disruption event with respect to that underlying index on such day and (ii) with respect to any such fifth index business day on which a market disruption event occurs with respect to that underlying index,  the calculation agent shall determine the index closing value on such fifth index business day in accordance with the formula for and method of calculating that underlying index last in effect prior to the commencement of the market disruption event, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on such index business day of each security most recently constituting that affected underlying index without any rebalancing or substitution of such securities following the commencement of the market disruption event.

Postponement of maturity date:
If, due to a market disruption event or otherwise, the determination date with respect to either underlying index is postponed so that it falls less than two business days prior to the scheduled maturity date, the maturity date shall be postponed to the second business day following the determination date as postponed, by which date the index closing value of each underlying index has been determined.  No adjustment shall be made to any annual coupon payment made on that postponed date.

Discontinuance of an underlying index; alteration of method of calculation:
If any underlying index publisher discontinues publication of the relevant underlying index and such underlying index publisher or another entity (including MS & Co.) publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued index (such index being referred to herein as the “successor index”), then any subsequent intraday index value of the discontinued index will be determined by reference to the published value of such successor index at any time, and any subsequent index closing value for the discontinued index will be determined by reference to the published value of such successor index at the regular weekday close of trading on any index business

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day that the index closing value for such underlying index is to be determined.

Upon any selection by the calculation agent of a successor index, the calculation agent will cause written notice thereof to be furnished to the trustee, to us and to the depositary, as holder of the securities, within three business days of such selection.  We expect that such notice will be made available to you, as a beneficial owner of the securities, in accordance with the standard rules and procedures of the depositary and its direct and indirect participants.

If any underlying index publisher discontinues publication of the relevant underlying index or a successor index prior to, and such discontinuance is continuing on, any day from and excluding the pricing date to and including the determination date or the date of acceleration and the calculation agent determines, in its sole discretion, that no successor index is available at such time, then the calculation agent will determine the index closing value for such underlying index for each such date.  The index closing value of such underlying index or such successor index will be computed by the calculation agent in accordance with the formula for and method of calculating such index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on such date of each security most recently constituting such index without any rebalancing or substitution of such securities following such discontinuance.  Following any such determination that no successor index is available, the calculation agent will not compute the intraday index value of such index, and will instead rely on the index closing value of such underlying index, as computed by the calculation agent, for the purpose of determining whether such underlying index has declined to or below its downside threshold level.  Notwithstanding these alternative arrangements, discontinuance of the publication of an underlying index may adversely affect the value of the securities.

If at any time, the method of calculating any underlying index or any successor index, or the value thereof, is changed in a material respect, or if any underlying index or any successor index is in any other way modified so that such index does not, in the opinion of the calculation agent, fairly represent the value of such index had such changes or modifications not been made, then, from and after such time, the calculation agent will, at the close of business in New York City on each date on which the index closing value or intraday index value for such underlying index is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a value of a stock index comparable to such underlying index or such successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the index closing value or intraday index values with reference to such underlying index or such successor index, as adjusted.  Accordingly, if the method of calculating any underlying index or any successor index is modified so that the value of such index is a fraction of what it would have been if it had not been modified (e.g., due to a split in such underlying index), then the calculation agent will adjust such index in order to arrive at a value of such underlying index or such successor index as if it had not been modified (e.g., as if such split had not occurred).

Alternate exchange calculation in case of an event of default:
If an event of default with respect to the securities shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the securities (the “Acceleration Amount”) will be an amount, determined by the calculation agent in its sole discretion, that is equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the securities.  That cost will equal:

•      the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

•      the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the securities, which we describe below, the holders of the securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking.  If either party obtains a quotation, it must notify the other party in writing of the quotation.  The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the default quotation period.  With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the Acceleration Amount.

Notwithstanding the foregoing, if a voluntary or involuntary liquidation, bankruptcy or insolvency of, or any

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analogous proceeding is filed with respect to Morgan Stanley, then depending on applicable bankruptcy law, your claim may be limited to an amount that could be less than the Acceleration Amount.

If the maturity of the securities is accelerated because of an event of default as described above, we shall, or shall cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to the depositary of the Acceleration Amount and the aggregate cash amount due, if any, with respect to the securities as promptly as possible and in no event later than two business days after the date of such acceleration.

Default quotation period

The default quotation period is the period beginning on the day the Acceleration Amount first becomes due and ending on the third business day after that day, unless:

•      no quotation of the kind referred to above is obtained, or

•      every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above.  If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the determination date, then the Acceleration Amount will equal the principal amount of the securities.

Qualified financial institutions

For the purpose of determining the Acceleration Amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

•      A-2 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or

•      P-2 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Use of proceeds and hedging:
The proceeds we receive from the sale of the securities will be used for general corporate purposes.  We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the Agent’s commissions.  The costs of the securities borne by you and described beginning on page 3 above comprise the Agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we hedged our anticipated exposure in connection with the securities by entering into hedging transactions with our subsidiaries and/or third party dealers.  We expect our hedging counterparties to have taken positions in the stocks constituting the underlying indices, in futures and/or options contracts on the underlying indices or the component stocks of the underlying indices listed on major securities markets.  Such purchase activity could have increased the initial index value of an underlying index and, as a result, could have increased the downside threshold level for such underlying index, which is the value at or below which neither underlying index may decline at any time on any index business day after the pricing date so that you are not potentially exposed to the negative performance of the worst performing underlying index at maturity (depending also on the performance of the other underlying index).  Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of such underlying index on the determination date and, accordingly, the amount of cash you receive at maturity (depending also on the performance of the other underlying index).

Benefit plan investor considerations:
Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities.  Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our subsidiaries and affiliates, including MS & Co., may each be considered a

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“party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”).  ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons.  Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the securities are acquired pursuant to an exemption from the “prohibited transaction” rules.  A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities.  Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers).  In addition, ERISA Section 408(b)(17) and Code Section 4975(d)(20) may provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption).  There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the securities.

Because we may be considered a party in interest with respect to many Plans, the securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited.  Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code or any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

The securities are contractual financial instruments.  The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities.  The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

(i)	the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the securities, (B) the purchaser or holder’s investment in the securities, or (C) the exercise of or failure to exercise any rights we have under or with respect to the securities;

(ii)	we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the securities and (B) all hedging transactions in connection with our obligations under the securities;

(iii)	any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser

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or holder;

(iv)	our interests are adverse to the interests of the purchaser or holder; and

(v)
neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law. The sale of any securities to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the securities if the account, plan or annuity is for the benefit of an employee of Morgan Stanley or Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the securities by the account, plan or annuity.

Additional considerations:
Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:
We expect to deliver the securities against payment therefor in New York, New York on September 12, 2013, which will be the fifteenth scheduled business day following the date of the pricing of the securities.  Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise.  Accordingly, purchasers who wish to trade the securities on the date of pricing or on or prior to the third business day prior to the original issue date will be required to specify alternative settlement arrangements to prevent a failed settlement.

MS & Co. will act as the agent for this offering.  The agent, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the aggregate principal amount of securities set forth on the cover of this pricing supplement.  The agent proposes initially to offer the securities directly to the public at the public offering price set forth on the cover page of this pricing supplement.  Selected dealers, which may include our affiliates, and their financial advisors will collectively receive from the agent, a fixed sales commission of $10 for each security they sell.

MS & Co. is our wholly-owned subsidiary and it and other subsidiaries of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest.  MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account.

In order to facilitate the offering of the securities, the agent may engage in transactions that stabilize, maintain or otherwise affect the price of the securities.  Specifically, the agent may sell more securities than it is obligated to purchase in connection with the offering, creating a naked short position in the securities, for its own account.  The agent must close out any naked short position by purchasing the securities in the open market.  A naked short position is more likely to be created if the agent is concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.  As an additional means of facilitating the offering, the agent may bid for, and purchase, the securities or the securities underlying the underlying index in the open market to stabilize the price of the securities.  Any of these activities may raise or maintain the market price of the securities above independent market levels or prevent or retard a decline in the market price of the securities.  The agent is not required to engage in these activities, and may end any of these activities at any time.  An affiliate of the agent has entered into a hedging transaction with us in connection with this offering of securities.  See “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement and “Use of Proceeds and Hedging” above.

Validity of the securities:
In the opinion of Davis Polk & Wardwell LLP, as special counsel to Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by Morgan Stanley, authenticated by the trustee pursuant to the Senior Debt Indenture and delivered against payment as contemplated herein, such securities will be valid and binding obligations of Morgan Stanley, enforceable in accordance with their terms,

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subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated November 21, 2011, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by Morgan Stanley on November 21, 2011.
Selling restrictions:
General

No action has been or will be taken by us, the agent or any dealer that would permit a public offering of the securities or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required.  No offers, sales or deliveries of the securities, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the securities, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the agent or any dealer.

The agent has represented and agreed, and each dealer through which we may offer the securities has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the securities or possesses or distributes this pricing supplement and the accompanying prospectus supplement and prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the securities under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the securities.  We shall not have responsibility for the agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

Brazil

The securities have not been and will not be registered with the Comissão de Valores Mobiliários (The Brazilian Securities Commission).  The securities may not be offered or sold in the Federative Republic of Brazil except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.

Chile

The securities have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile.  No offer, sales or deliveries of the securities or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

Hong Kong

WARNING: The contents of this pricing supplement, the accompanying prospectus supplement, and the accompanying prospectus have not been reviewed by any regulatory authority in Hong Kong.  You are advised to exercise caution in relation to the offer.  If you are in any doubt about any of the contents of this pricing supplement, the accompanying prospectus supplement or the accompanying prospectus, you should obtain independent professional advice.

None of this pricing supplement, the accompanying prospectus supplement, the accompanying prospectus and their contents have been reviewed by any regulatory authority in Hong Kong.  Accordingly, no person may issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the securities, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the applicable securities law of Hong Kong) other than with respect to the securities which are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Chapter 571 of Hong Kong) and any rules made under that Ordinance.

Mexico

The securities have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico.  This pricing

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supplement, the accompanying prospectus supplement and the accompanying prospectus may not be publicly distributed in Mexico.

Singapore

None of this pricing supplement, the accompanying prospectus supplement and the accompanying prospectus have been registered as a prospectus with the Monetary Authority of Singapore.  Accordingly, none of this pricing supplement, the accompanying prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.  Where securities are subscribed or purchased under Section 275 by a relevant person which is:

(i)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(ii)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interests (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 except:

(1)
to an institutional investor (for corporations under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

(2)	where no consideration is or will be given for the transfer; or

(3)	where the transfer is by operation of law.

Where you can find more information:
Morgan Stanley has filed a registration statement (including a prospectus, as supplemented by the prospectus supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement, the prospectus supplement and any other documents relating to this offering that Morgan Stanley has filed with the SEC for more complete information about Morgan Stanley and this offering.  You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov.  Alternatively, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the prospectus supplement if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Prospectus Supplement dated November 21, 2011
Prospectus dated November 21, 2011

Terms used in this pricing supplement are defined in the prospectus supplement or in the prospectus.  As used in this pricing supplement, the “Company,” “we,” “us” and “our” refer to Morgan Stanley.

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Annex A:  Underlying Index Descriptions

The FTSE MIB Index

The FTSE MIB Index (the “Index”) is the primary benchmark index for the Italian equity markets.  Capturing approximately 80% of the domestic market capitalisation (as of August 2013), the Index is comprised of highly liquid companies across Industry Classification Benchmark (“ICB”) sectors in Italy.

The FTSE MIB Index measures the performance of 40 shares listed on Borsa Italiana and seeks to replicate the broad sector weights of the Italian stock market.  The Index is derived from the universe of stocks trading on the Borsa Italiana (BIt) MTA and MIV markets, and is market capitalisation-weighted after adjusting constituents for float.  Individual constituent weights are capped at 15%.

The base value of the FTSE MIB Index was set at the level of the MIB 30 Index at the close of trading on October 31, 2003 (10,644).  Historical values for the FTSE MIB Index have been back calculated to December 31, 1997 (24,402).  The Index is calculated on a real-time basis in EUR.

Eligible Securities

The FTSE MIB Index constituent shares are selected after analysis of the Italian equity universe.  All stocks traded on Borsa Italiana’s MTA and MIV markets, except for savings shares (azioni di risparmio) and preferred shares, are eligible for inclusion in the FTSE MIB Index.  Savings or preferred shares, however, may be eligible if the ordinary shares of a company are not listed or have consistently less liquidity than the savings or preferred shares.  Foreign listed companies can be included only if they have complied with BIt requirements in terms of dissemination of information.

Index Qualification Criteria

In order to identify a candidate pool for Index constituent selection, stocks are examined using the following general criteria:

Market Capitalisation.  The float-adjusted market capitalisation is determined through an Investable Weight Factor (IWF):

IWF = 100% - Sum of the % of shareholdings held by restricted shareholders

The Investable Weight Factor is calculated removing the stakes belonging to the following categories of shareholdings, based on the nature of the ultimate shareholder:

•	Shares directly owned by state, regional, municipal and local governments (excluding shares held by independently managed pension schemes for governments).
•	Shares held by sovereign wealth funds where each holding is 10% or greater. If the holding subsequently decreases below 10%, the shares will remain restricted until the holding falls below 7%.
•	Shares held by directors, senior executives and managers of the company, and by their family and direct relations, and by companies with which they are affiliated.
•	Shares held within employee share plans.
•	Shares held by public companies or by non-listed subsidiaries of public companies.

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•
Shares held by founders, promoters, former directors, founding venture capital and private equity firms, private companies and individuals (including employees) where the holding is 10% or greater.  If the holding subsequently decreases below 10%, the shares will remain restricted until the holding falls below 7%.

•	All shares where the holder is subject to a lock-in clause (for the duration of that clause).
•	Shares held for publicly announced strategic reasons, including shares held by several holders acting in concert (including legally binding block such as “patti di sindacato”)
•	Shares that are subject to on-going contractual agreements (such as swaps) where they would ordinarily be treated as restricted.

The following stakes are not considered as restricted free float:

•	Portfolio holdings (such as pension funds, investment funds, insurance companies).1
•	Nominee holdings (unless they represent restricted free float).
•	Holdings by investment companies.2
•	ETFs.

1.	Insurance company stakes will be regarded as strategic when associated with the appointment of Directors.
2.	Where any single portfolio holding is 30% or greater it will be regarded as strategic and therefore restricted.

Treasury shares are always excluded from the shares in issue, regardless of their size.

For the purpose of index calculation, the free float is rounded up to the nearest 1%.  Following the application of an initial free float restriction, a constituent’s free float will only be changed if its rounded free float moves to more than 3 percentage points above or below the existing rounded free float. Where a company’s actual free float moves to above 99%, it will not be subject to the 3 percentage points threshold and will be rounded to 100%.

The analysis is based on the total stake held by the ultimate shareholder. In the case of stock lending contracts or nominee holdings, the analysis is based on the owner of shares and not on the person/entity having the voting rights. In the case of shares lent to banks, the analysis is based on the owner of the shares and not on the bank, and is independent of the allocation of voting rights.

Liquidity

Liquidity is measured by the stock’s 6-month value traded in euro, on Borsa Italiana order book markets and number of days traded.

New Listings

With respect to newly-listed stocks, the FTSE Italia Index Policy Committee generally observes a prospective constituent’s liquidity over a period of at least 3 months before consideration for Index inclusion.  There may be situations where constituents are added earlier than 3 months at the decision of the FTSE Italia Index Policy Committee, when consolidated size and liquidity figures would justify inclusion.  Newly-listed shares whose capitalisation is greater than or equal to 3% of the current market capitalisation of the FTSE Italia All-Share Index will enter the index from the start of trading.

Shares Outstanding

The primary source of information for Italian shares is the Borsa Italiana Official List.

Periodic Review of Constituent Shares

The quarterly review of constituents takes place in March, June, September and December of each year and changes will be applied after close of business on the third Friday in March, June, September and December.  The underlying universe

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for the FTSE MIB Index is all stocks trading on the Borsa Italiana MTA and MIV markets (except for preferred and saving shares).  The FTSE MIB Index will consist of the 40 most liquid and capitalised stocks listed on the Borsa Italiana (BIt).  Foreign listed companies are eligible for inclusion in the FTSE MIB Index only if they have complied with BIt requirements in terms of dissemination of information.  The selection procedure is based on size (free float adjusted market capitalisation) and liquidity (six months turnover). The FTSE Italia Index Policy Committee is responsible for the implementation of the algorithm and will decide whether special circumstances would warrant making an exceptional change to the index constituents.

The constituents of the FTSE MIB Index are capped at 15% at the time of the quarterly reviews.  Capping procedures are run on the Monday following the second Friday of March, June, September and December, they are based on Friday closing prices and they are implemented after the closing of trading of the third Friday of March, June, September and December.  Any constituents whose weights are greater than 15% are capped at 15%.  The weights of all lower ranking constituents are increased correspondingly. The weights of lower ranking constituents are then checked and if they exceed 15%, they are capped at 15%.  This process is repeated until no constituent weight exceeds 15%.  The weight of each stock in the FTSE MIB Index is evaluated in terms of its adjusted market capitalisation versus the Index, and will be re-evaluated at each quarterly review.

Changes to Constituent Shares

New Issues

An Index addition outside quarterly reviews generally is made only if a vacancy is created by an Index deletion. Index additions are made according to size and liquidity.  A newly-listed company is added to the Index only when an appropriate vacancy occurs and is subject to proven liquidity for at least three months.  An exception may be made for extraordinary large global offerings where expected trading volume justifies inclusion.

New listing

Newly-listed shares whose capitalisation is greater than or equal to 3% of the current market capitalisation of the FTSE Italia All-Share Index are added to the Index with an extraordinary revision, to be applied on the first day of listing.  The FTSE Italia Index Policy Committee will announce the possible revision and will confirm that all the needed information (start of trading date, shares in issues, free float, IPO price) is available.

Deletions

Deletions outside quarterly reviews can occur due to acquisitions, mergers and spin-offs, or bankruptcies and suspensions, if the relevant Index constituent no longer meets the criteria for inclusion or is no longer representative of its industry group, in the following situations:

Positive outcome of a tender offer

For each tender offer, the FTSE Italia Index Policy Committee will agree internally beforehand what the level of acceptance should be to determine whether a tender offer is successful or partially successful, with consideration of the expected liquidity post-event.  If the offer is partially successful and there is a change in the IWF, a notice period of two trading days will be provided. If acceptances exceed the threshold identified by the FTSE Italia Index Policy Committee, the constituent is removed from the Index with two trading days notice. A replacement constituent is added from a candidate list, also with two days notice.

Significant and ascertained or presumed reduction in liquidity or capitalization

The constituent will be removed and replaced in a full rebalancing that uses closing prices of all constituents.

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Whenever BIt, in accordance with BIt Rules, delists a constituent company (e.g. in cases of the involvement of the issuer in insolvency procedures or in cases of the liquidation of the issuer) the constituent is removed and replaced in a full rebalance that uses the closing prices of all constituents.

Suspension of Dealing

If a stock is suspended from trading, the FTSE Italia Index Policy Committee will investigate whether it should remain in the Index.

Mergers / Takeovers between Constituents

If the two merging companies, both the acquiring and the acquired, are Index constituents, the newly merged entity will be included in the FTSE MIB Index and a new constituent will be added to fill the gap created by the merger.

Mergers / Takeovers between a Constituent and a Non-Constituent

If a non-constituent acquires a current constituent of the FTSE MIB Index, the latter will be removed from the Index and be replaced with a new constituent, possibly the non-constituent acquiring company, if it qualifies.

Weights of the constituents are based on the closing price and the number of shares subsequent to the merger.  When there is a merger, there will be a full rebalancing of the Index.

Index Maintenance

The maintenance of the FTSE MIB Index consists of corporate actions, periodic revisions to the Index and changes due to a vacancy created by the deletion of a constituent of the Index.  The maintenance activity is carried out by FTSE with the objective of minimising the turnover among Index constituents.

In the event of an Index change or corporate action resulting in a change to shares in issue or free float for Index constituents that affects the market capitalisation of the Index, the divisor is adjusted to ensure continuity of the FTSE MIB Index.  The number of constituents in the Index is analysed at each quarterly review (March, September, June and December) to assess whether the Index adequately represents the market.

All share and IWF changes are updated on a quarterly basis using the closing prices on Friday evening, of the third Friday of March, June, September and December, to coincide with the expiry of derivatives of IDEM contracts.  The Index will be disseminated from the beginning of the next continuous trading session.  The 15% capping adjustment factors are adjusted at each quarterly rebalancing.

Adjustments will also be made in the event of certain corporate actions such as rights offerings, special dividends, splits, reverse splits and spin-offs.

Changes to the Classification of Constituent Shares

The FTSE MIB Index constituents are classified into Industries, Supersectors, Sectors and Subsectors, as defined by the ICB.

Changes to the classification of a company within the FTSE MIB Index will be advised by FTSE and the necessary adjustments will be made to the relevant industry sectors at the same time that the constituent changes are implemented.  Where a constituent is the subject of a merger, restructure or complex takeover which results in a constituent (or part of a constituent) being absorbed by another, the industry classification of the resulting constituent(s) will be reviewed by FTSE.

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Any adjustment resulting from a change in a company’s classification will be implemented at the same time that any relevant constituent changes are implemented in the Index.

Periodic changes to the industry classification of a company are agreed and announced by FTSE.  Such changes will be implemented after the close of the index calculation on the next working day following the third Friday of each month.

Index Calculation

The FTSE MIB Index uses prices from actual trades on MTA and MIV electronic share trading platform, of the Borsa Italiana during Official Market Hours.  The last Index value is calculated using closing auction prices or, if there is no closing auction price for a particular constituent, the last price traded as at the end of the Continuous Trading phase.  Borsa Italiana’s closing price is used by Borsa Italiana’s Market Supervision division in the calculation of K factors to be applied to the Index for corporate actions.  Borsa Italiana’s Reference price plays no part in the FTSE MIB Index calculation.

The FTSE MIB Index is calculated using a base-weighted aggregate methodology.  This means the level of an Index reflects the total float-adjusted market value of all of the constituent stocks relative to a particular base period.  The total market value of a company is determined by multiplying the price of its stock by the number of shares in issue (net of treasury shares) after adjusting for float.  An Indexed number is used to represent the result of this calculation in order to make the value easier to work with and track over time.

The FTSE MIB Index value It, at time t, is calculated using the following formula:

It = Mt / Dt

Where Mt = total free float adjusted market capitalisation at time t, equal to:

Mt = Σi pit x qit x IWFit

And
pit = The last traded price, at time t, of the ith-share. Where the shares of one of the constituents are suspended, the Index is calculated using the price of the latest trade concluded before the suspension.
qit = Number of shares in the Index. The number of shares in issue for the security ith, as defined in these Ground Rules, net of treasury shares.
IWFit = Investable Weighting Factor (adjusted for capping) for the ith share.
Dt = Value of the Index divisor at time t.

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The IBEX 35® Index

The IBEX 35® index (the “Index”) is a price return index composed of the 35 most liquid securities listed on the Stock Exchange Interconnection System of the four Spanish Stock Exchanges.  The index is Euro-denominated and calculated in real-time within the European time zone.  Management of the Index is entrusted to the Indexes Management Secretariat within the Sociedad de Bolsas (the “Manager”).

The base value of the Index is 3,000 at the close of trading on 29 December 1989.

Composition of the Index

The Technical Advisory Committee (the “Committee”) shall take into account the following liquidity factors:

•	The trading volume in Euros in the order-driven market (Spanish Stock Exchange Interconnection System market segment of the Joint Stock Exchange System called Main Trading Market).
•	The quality of the said trading volume, considering:
o	Trading volume during the control period that:
▪	is the result of transactions involving a change in the stable shareholding structure of the Company,
▪	was traded by the same market member in a small number of transactions, or traded during a time period regarded by the Manager as not representative,
▪	suffers a decline such as to cause the Manager to consider that the
o	the characteristics and amount of the transactions made in the market,
o	the statistics for the trading volume and characteristics of the trading,
o	the quality of bid-ask spreads, turnover and other liquidity measures applied at the discretion of the Technical Advisory Committee.
•	Suspension of quotation or trading during a time period considered significant by the Technical Advisory Committee.

The Technical Advisory Committee will also take into account the security’s sufficient stability, bearing in mind the use of the Index as the underlying index for derivatives trading.

For a stock to be included in the IBEX 35®, its average capitalization in the index must be greater than 0.30% of the average index capitalization during the control period.  For this reason, the average capitalization of the stock computable in the Index will be understood to be the arithmetic mean, adjusted by the corresponding free float factor according to the free float band, resulting from multiplying the securities admitted for listing in each one of the trading sessions of the control period by the closing price of the security in each one of these sessions.
Without prejudice to the stated above, the Technical Advisory Committee may decide to remove a constituent stock from the IBEX 35® index when its average capitalization computable in the index is lower than 0.30% of the average index capitalization during two consecutive control periods for ordinary reviews.  When a security is first listed on the Spanish Stock Exchange Interconnection System which the Technical Advisory Committee thinks it should be included in the Index, it may decide to include said security in the Index without having to wait for the necessary requirements to be met during the control period, with the attendant exclusion of another security for reasons of liquidity.  If this is the case, a minimum requirement of a certain number of completed trading days shall be established, which will be at least one-third of those included in the control period, except if the company has an index computable capitalization among the top twenty in the IBEX 35®.

The Technical Advisory Committee will in all events make the Index inclusion or exclusion decisions it deems appropriate with respect to any security, with consideration for special circumstances not set out above.

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Formula for Calculation of the Index

The formula used in the calculation of the Index value is:

Ibex 35(t) = Ibex 35(t - 1) × Σ Capi(t) / [ Σ Capi(t - 1) ± J ]

t = Moment when the Index is calculated.
i = Company included in the Index.
Si = Number of computable shares of company i for calculating the value of the Index.
Pi = Price of the shares of the Company i included in the Index at moment (t).
Capi = Capitalization of the Company included in the Index, i.e. (S*P).
Σ Capi = Aggregate Capitalization of all 35 Companies included in the Index.
J = Amount used to adjust the value of the Index due to capital increases and other reasons described below.

Coefficient J represents the capitalization adjustment required to assure Index continuity and is introduced in connection with certain financial transactions defined according to the Technical Regulations for the Composition and Calculation of the Index as well as in ordinary, follow up and extraordinary redefinitions of the Index.  The function of the J component is to assure that the Index value is not altered by such financial transactions.

The value of the J adjustment component shall reflect the capitalization difference of the Index before and after the adjustment.

Constituent Price:

As a general reference, the price will be that at which the last transaction was completed on the Spanish Stock Exchange Interconnection System.  Nonetheless:

•	The closing price of the securities will be the price established in the Regulations for Trading on the Spanish Stock Exchange Interconnection System.
•
Where a security is suspended from trading for whatever reason (takeover bid, etc.), the valid price to be taken for the calculation of the Index shall be the price at which the last transaction was made prior to the suspension of the security in question.  Following the closing of the market, the closing price will be calculated in accordance with the above paragraph.

In addition, the Manager may, in exceptional circumstances, propose to the Technical Advisory Committee a solution different from those indicated above, if it is considered appropriate, bearing in mind the characteristics of each case.

Number of Shares:

In general, the number of each company’s shares taken for calculation of the Index value will depend on its free float.  This number will vary whenever financial transactions take place involving the securities in the Index, which presumes compliance with the contents of the index Technical Regulations. These adjustments to the index will be made on the basis of the number of shares the Manager objectively deems appropriate at the time.  This number will always be made public and included in the Index announcements.

The free float shall be deemed complementary to block ownership capital.  For purposes of calculating block ownership capital, and pursuant to the data which appear in the registry of the Comisión Nacional del Mercado de Valores (the “CNMV”), the following shall be taken into account:

•	direct shareholdings greater than or equal to 3% of the share capital; and
•	direct shareholdings held by members of the Board of Directors independently from their amount.

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The Technical Advisory Committee shall take the preceding data into account even when the owner appearing in the registry is a nominee, unless the latter informs the CNMV in the appropriate manner that these shareholdings, taken individually, amount to less than 3% of capital.  The Technical Advisory Committee shall also take into account:

•
The relevant facts which have been officially notified to the CNMV before the end of the control period of every ordinary review, follow up review, or extraordinary review, as the case may be, and which affect the calculation of the free float on dates close to the application of the decisions of the Technical Advisory Committee.

•
Any other circumstance in the composition of the shareholding registered at the CNMV, which has any influence over the efficient replication of the IBEX 35®, also taking into account, as the case might be, the indirect shareholdings declared.

The number of each company’s shares taken for calculation of the Index value shall be adjusted by a free float factor based on the applicable free float band.  Changes to each company’s free float shall be updated as follows

•	at the ordinary reviews of the Technical Advisory Committee.
•
at the follow up meetings, only if the new Free Float corresponding to the stock has changed in at least two tranches above or below the current factor at the moment of the review, according to the aforementioned table.

Without prejudice to the foregoing, and as a result of exceptional circumstances, in order to achieve an efficient replication of the IBEX 35®, the Committee may, at any time, change the free float factor of a stock, with prior notification being given as appropriate.

Additionally, in order to obtain an efficient replication of the IBEX 35® Index, the Committee may use a number lesser than the number of the issued shares to calculate the value of the index, bearing in mind criteria such as a significant dispersion of trading on more than one market, liquidity or any other factor deemed appropriate.

Adjustments for Transactions Affecting the Securities in the Index

The Manager will carry out certain adjustments to the Index.  Those adjustments are:

•	calculated on their corresponding date depending on their nature,
•	introduced once the market is closed and at the closing price of each security,
•	effective as of the start of trading the next trading day, so as to ensure that the value of the Index is not altered in any way.

Should a transaction take place with one or more securities in the Index that requires an adjustment not contemplated by the Technical Regulations for the Index, or should the adjustment described therein not completely fulfill the purpose of the Index, the Manager may propose to the Technical Advisory Committee that a new adjustment be made or any other action to fulfill the purpose of the Index.

Financial transactions requiring adjustments to the Index are as follows.

Ordinary Dividends:

Ordinary dividends and other types of shareholder remuneration similar to ordinary dividend payments shall not be adjusted in the index.  These are deemed to be the following:

•	the beginning of a periodic and recurring payment,
•	the change of a periodic and recurring dividend payment for another item of the same nature,
•	the periodic and recurring charging of shareholder remuneration against equity accounts.

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Worst of RevConsSM due September 12, 2014
Payments on the RevCons Based on the Worst Performing of the IBEX 35® Index and the FTSE MIB Index
Principal at Risk Securities

Capital Increases:

The Index will be adjusted whenever one of the companies included therein carries out a capital increase with preferential subscription rights.  Such adjustments shall be effective from the day on which the shares begin to trade ex-subscription right on the Spanish Stock Exchange Interconnection System.  On that date, and for purposes of the Index calculation, the number of shares in that company will be increased on the assumption that the increase is going to be totally subscribed and, simultaneously, the adjustment will be introduced.

Increases in company capital where, as a result of the kind of transaction involved, the General Shareholders’ Meeting decides to eliminate preferential subscription rights shall be included in the Index at the time they are admitted to the Spanish Stock Exchange Interconnection System, and the adjustment will be made for the amount of the capital increase.  If, as a result of capital increases made without preferential subscription rights, the new shares admitted account for less than 1% of the total number of company shares used to calculate the value of the Index, the adjustment shall be made every six months at the same time as the ordinary review of the Index composition.

Additionally, every six months, and at the same time as the ordinary review of the Index composition, an adjustment will be made for the differences between the number of shares included in the Index of companies which carried out capital increases during the control period and the number of shares actually subscribed in such capital increases.

Reductions of Capital

The Index will be adjusted whenever any company included therein reduces its capital by cancelling shares.  Such adjustments will be effective on the day the shares are excluded from the Spanish Stock Exchange Interconnection System.  On such date, for purposes of Index calculation, the number of shares of the company will be reduced and, simultaneously, the adjustment will be introduced for the amount of the reduction.

The Index will be adjusted whenever any company included therein reduces its share premium reserve or other equivalent equity accounts, with a distribution of the amount of the reduction to the shareholders, and said transaction is not similar to the payment of an ordinary dividend.  Such adjustments will be effective on the day the amount distributed to the shareholders is discounted in the Spanish Stock Exchange Interconnection System.  On such date, for purposes of Index calculation, the amount shall be discounted and, simultaneously, the adjustment will be introduced for the amount of the reduction.

Convertible or Exchangeable Financial Instruments

The Index is not adjusted as a consequence of the issue of financial instruments, which are convertible or exchangeable on the issue date.  Nonetheless, every six months, coinciding with the ordinary review of the Index, those shares converted or exchanged by the holders of such instruments during the previous six months will be included.

Without effect to that stated above, if, as a result of an issue of convertible or exchangeable instruments or of a conversion into shares of an issue of these characteristics, a substantial alteration in the listed price or number of issued shares should occur, the Manager may propose the corresponding adjustment in the price or number of shares to the Technical Advisory Committee before the following ordinary review of the Index takes place.

Variation in Par Value

The Index shall be adjusted whenever a company included therein reduces the par value of its shares and distributes the resulting amount to the shareholders, and said transaction is not similar to the payment of an ordinary dividend.  Such adjustments will be effective on the day the amount distributed to the shareholders is discounted in the Spanish Stock Exchange Interconnection System.  On such date, for purposes of Index calculation, the amount of the reduction will be discounted and, simultaneously, the adjustment will be introduced for the amount of the reduction.

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Worst of RevConsSM due September 12, 2014
Payments on the RevCons Based on the Worst Performing of the IBEX 35® Index and the FTSE MIB Index
Principal at Risk Securities

The Index shall be adjusted whenever a company included therein carries out a share split or a regrouping of shares by altering the par value of its shares.  Such adjustments will be effective on the day the transaction is discounted in the Spanish Stock Exchange Interconnection System, applying, where appropriate, the relevant adjustment.

Mergers:

In the event of mergers and absorptions in which the absorbing company is included in the Index and the absorbed company is not, the Index shall be adjusted considering the transaction, where applicable, as a capital increase.

Where the absorbing company is not included in the Index and the absorbed company is, unless otherwise decided by the Technical Advisory Committee, the Index shall be adjusted on the date of the absorption by modifying the base to exclude the capitalization of the absorbed company and include the capitalization of the next most liquid security in the opinion of the Technical Advisory Committee.

Where both companies, the absorbing and the absorbed, are included in the IBEX 35®, the Index shall be adjusted on the date of the absorption as described above, by modifying the base to exclude the capitalization of the absorbed company and include the next most liquid security in the opinion of the Technical Advisory Committee.  In those cases where the absorbing company trades significantly on more than one market, including the Spanish Stock Exchange Interconnection System, the capitalization of the merged company for purposes of its weighting in the IBEX 35® index shall be calculated:

1.	At a first moment, by the relative value of the public offer over the total capitalization of the resulting company.
2.	After a period of control, the Technical Advisory Committee may establish another criterion that guarantees sufficient efficiency in the replication of the IBEX 35® index.

Without prejudice to the foregoing, if as a result of a merger or absorption transaction involving companies of which one is part of the Index, the resulting company is quoted on the Spanish Stock Exchange Interconnection System and meets all requirements necessary for inclusion in the Index, the Manager may propose the company’s inclusion therein to the Technical Advisory Committee.

Segregation of Equity or Spin-Off

The Index shall be adjusted whenever a company included therein carries out a segregation of equity or spins off a company with shareholder remuneration.  These adjustments shall be effective from the day on which the operation is discounted in the Spanish Stock Exchange Interconnection System.  On that date, for purposes of calculating the Index, the amount of this operation will be discounted and, simultaneously, the adjustment will be introduced for the amount of the reduction.

If, as a result of a segregation of equity or company spin-off, it is not possible to establish the impact on the share price in order to make the corresponding adjustment, the Index shall be adjusted on the date of the operation. This adjustment shall consist of the temporary exclusion of the aforementioned company from the Index.  Once the first day of trading after a segregation of equity or company spin-off has concluded, the Technical Advisory Committee may, as appropriate, once again include the company at its closing price.

Without prejudice to the foregoing, if as a result of an equity segregation or company spin-off, the company no longer meets the necessary requirements for inclusion in the Index, the Manager may propose the company’s exclusion to the Technical Advisory Committee.

Extraordinary Dividends

Extraordinary dividends and other types of shareholder remuneration not similar to ordinary dividend payments shall be adjusted by the amount of the dividend or remuneration considered exceptional and non-periodic.

These adjustments shall be effective from the day on which the transaction is discounted in the Spanish Stock Exchange Interconnection System.  On that date, for purposes of calculating the Index, the amount of this transaction will be discounted and, simultaneously, the adjustment will be entered for the amount of the reduction.

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